Exhibit 99.1

Quest Resource Holding Corporation Reports Third Quarter 2021 Financial Results

THE COLONY, TX – November 15, 2021 – Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental waste and recycling services, today announced financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Highlights

•	Revenue was $37.4 million, a 57.7% increase compared with the third quarter of 2020.
•	Gross profit was $6.9 million, a 50.4% increase compared with the third quarter of 2020.
•	Gross margin was 18.3% of revenue compared with 19.2% during the third quarter of 2020.
•	GAAP Net income per share attributable to common stockholders was $0.02 per basic and diluted share, compared with a loss of $(0.02) per basic and diluted share during the third quarter of 2020.
•	Adjusted EBITDA was $2.5 million, a 147.8% increase compared with the third quarter of 2020.

Year-to-Date 2021 Highlights (September 30, 2021)

•	Revenue was $109.3 million, a 54.0% increase compared with the same period of 2020.
•	Gross profit was $20.1 million, a 49.2% increase compared with the same period of 2020.
•	Gross margin was 18.4% of revenue compared with 19.0% for the same period of 2020.
•

GAAP Net income per share attributable to common stockholders increased to $0.12 ($0.11 per diluted shared), compared with $0.04 per basic and diluted share during the same period of 2020.  Included in the results for year-to-date of 2020 was other income of $1.4 million, or $0.09 per basic and diluted share, related to PPP Loan proceeds to fund eligible expenses under the CARES Act.

•	Year-to-date Adjusted EBITDA was $7.6 million, a 184.9% increase compared to the same period of 2020.

“The execution of our strategic initiatives resulted in another quarter of exceptional financial performance. During the third quarter, growth came from multiple sources including onboarding new customers, expansion of our services and locations with existing customers, continued economic recovery, as well as from contribution from acquisitions. Adjusted EBITDA growth for the quarter and year-to-date period outpaced growth in gross profit dollars, an ongoing demonstration of the earnings leverage in our business,” said S. Ray Hatch, President and Chief Executive Officer. “Although supply chain and labor issues may cause some volatility in certain end markets, we believe any impact from these conditions will be temporary.  We believe that we remain well positioned on our path for growth with organic growth from new and established customers, along with expansion from acquisitions.”

Third Quarter 2021 Earnings Conference Call and Webcast

Quest will conduct a conference call Monday, November 15, 2021, at 5:00 PM ET, to review the financial results for the third quarter ended September 30, 2021. Investors interested in participating on the live call can dial 1-800-289-0438 within the U.S. or 1-323-794-2423 from abroad, referencing conference ID: 4764520.  The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/investors.  A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. (See attached table "Reconciliation of Net Income (Loss) to Adjusted EBITDA.")

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that empower larger businesses to excel in achieving their environmental and sustainability goals and responsibilities.  Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances.  The forward-looking statements include, but are not limited to, our belief that any impact from the volatility in certain end markets as a result of supply chain and labor issues will be temporary and our believe that we remain well positioned on our path for growth with organic growth from new and established customers, along with expansion from acquisitions.  Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2020.  You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities.  Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020		2021	2020
Revenue	$37,367		$23,701	$109,327	$71,002
Cost of revenue	30,514		19,144	89,224	57,527
Gross profit	6,853		4,557	20,103	13,475
Selling, general, and administrative	5,308		4,291	14,630	12,678
Depreciation and amortization	508		150	1,325	818
Total operating expenses	5,816		4,441	15,955	13,496
Operating income (loss)	1,037		116	4,148	(21)
Other income	—		150	—	1,408
Interest expense	(543)		(73)	(1,654)	(244)
Loss on extinguishment of debt	—		(168)	—	(168)
Income before taxes	494	,	25	2,494	975
Income tax expense	108		92	262	64
Net income (loss)	$386		$(67)	$2,232	$911

Deemed dividend for warrant down round feature	—		(205)	—	(205)
Net income applicable to common stockholders	$386		$(272)	$2,232	$706
Net income (loss) per common share:
Basic	$0.02		$(0.02)	$0.12	$0.04
Diluted	$0.02		$(0.02)	$0.11	$0.04

Weighted average number of common shares outstanding:
Basic	18,985		17,290	18,785	16,055
Diluted	21,308		17,290	20,704	16,070

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$386	$(67)	$2,232	$911
Depreciation and amortization	582	176	1,539	872
Interest expense	543	73	1,654	244
Stock-based compensation expense	326	324	1,142	1,101
Acquisition, integration, and related costs	464	354	600	537
Other adjustments	42	37	160	(1,065)
Income tax expense	108	92	262	64
Adjusted EBITDA	$2,451	$989	$7,589	$2,664

BALANCE SHEETS

(In thousands, except per share amounts)

	September 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,100	$7,516
Accounts receivable, less allowance for doubtful accounts of $968 and $935 as of September 30, 2021 and December 31, 2020, respectively	25,919	17,421
Prepaid expenses and other current assets	1,463	1,069
Total current assets	36,482	26,006

Goodwill	66,795	66,310
Intangible assets, net	7,263	6,529
Property and equipment, net, and other assets	3,364	3,384
Total assets	$113,904	$102,229

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$22,106	$15,247
Other current liabilities	1,678	1,393
Current portion of notes payable	652	624
Total current liabilities	24,436	17,264

Notes payable, net	15,878	14,948
Other long-term liabilities, net	1,608	1,974
Total liabilities	41,922	34,186

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 18,802 and 18,413 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	19	18
Additional paid-in capital	168,131	166,425
Accumulated deficit	(96,168)	(98,400)
Total stockholders’ equity	71,982	68,043
Total liabilities and stockholders’ equity	$113,904	$102,229

# # #